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                                                                    Exhibit 99.1

                                                                            NEWS

(CHARTER LOGO)

FOR RELEASE: THURSDAY, MAY 29, 2003

           CHARTER ANNOUNCES AGREEMENT TO SELL PORT ORCHARD, WA SYSTEM
                          TO WAVEDIVISION HOLDINGS, LLC

      ST. LOUIS -- Charter Communications, Inc. (Nasdaq:CHTR) today announced a signed definitive agreement with WaveDivision Holdings, LLC for the sale of its Port Orchard, Washington system in a transaction valued at $91 million. The Company said Charter serves approximately 25,500 analog video customers, 12,900 digital video customers and 11,000 cable modem customers in its Port Orchard system. Terms of the transaction were not disclosed.

      In making the announcement, the Company said its Port Orchard system is one of several previously undisclosed properties deemed geographically non-strategic.

      The transaction, which is expected to close by year-end, is subject to certain closing conditions, price adjustments and regulatory review.

      Daniels & Associates represented Charter in this transaction.

ABOUT CHARTER COMMUNICATIONS

      Charter Communications, A Wired World Company(TM), is the nation's third-largest broadband communications company. Charter provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform via Charter Digital Cable(R) brand and high-speed Internet access marketed under the Charter Pipeline(R) brand. Commercial high-speed data, video and Internet solutions are provided under the Charter Business Networks(R) brand. Advertising sales and production services are sold under the Charter Media(R) brand. More information about Charter can be found at www.charter.com.

ABOUT WAVEDIVISION HOLDINGS

      WaveDivision Holdings, LLC, a Kirkland Washington-based company, serves approximately 27,000 cable TV, digital cable and high speed Internet customers in Western Washington. WaveDivision was formed in 2002 for the
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purpose of acquiring cable systems near major metropolitan markets in Washington and Oregon. Steven Weed, founder and CEO, is a 22-year industry leader. The company's mission is to provide high-quality broadband services including the latest in digital cable and high speed data. For more information, contact
Angela Higham, Director of Marketing at 425-576-8200.

CONTACTS:

Media                                               Analysts
Deb Seidel                                          Mary Jo Moehle
(314) 543-5703                                      (314) 543-2397
dseidel@chartercom.com                               mmoehle@chartercom.com


                                      # # #

      Cautionary Statement Regarding Forward-Looking Statements:

      This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release are set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission, or the SEC, and include, but are not limited to:

            - our ability to sustain and grow revenues and cash from operations by offering video and data services and to maintain a stable customer base, particularly in the face of increasingly aggressive competition from other service providers;

            - our ability to comply with all covenants in our credit facilities and indentures, any violation of which would result in a violation of the applicable facility or indenture and could trigger a default of other obligations under cross default provisions;

            - availability of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash from operations, further borrowings or other sources;

            - any adverse consequences arising out of the recent restatement of our financial statements;

            - the results of the pending grand jury investigation by the United States Attorney's Office for the Eastern District of Missouri, the pending SEC investigation and the putative class action and derivative shareholders litigation against us;

            - the cost and availability of funding to refinance the existing debt that becomes due commencing in 2005;

            -     our ability to achieve free cash flow;

            -     our ability to obtain programming at reasonable prices;

            - general business conditions, economic uncertainty or slowdown and potential international conflict;

            - the impact of any armed conflict, including loss of customers in areas with large numbers of military personnel; and
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            -     the effects of governmental regulation on our business.

     All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no obligation to update any of the forward looking statements after the date of this news release to conform these statements to actual results or to changes in our expectations.